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                                                                    EXHIBIT 12.1

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated.

                                                                                          YEAR
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FOR THE YEAR ENDED                                      For the     12.31.01      12.31.00     12.31.99      12.31.98      12.31.97
                                                        quarter
                                                  ended 9.30.02
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-------------------                               -------------     --------      --------     --------      --------      ---------
------------------------------------------------------------------------------------------------------------------------------------
IAS (1)
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Pre-tax earnings from continuing
operations (2) ...................................        1,131        6,353       10,109         7,709         3,560          (851)

Add: Fixed Charges ...............................        7,897       45,089       44,251        30,246        32,958        17,273
                                                         ------       ------       ------       -------        ------       -------
PRE-TAX EARNINGS BEFORE FIXED CHARGES.............        9,027       51,442       54,360        37,955        36,518        16,422
Fixed charges:
    Interest .....................................        7,682       44,236       43,615        29,695        32,424        16,733
    Other (3) ....................................          215          853          636           551           534           540
                                                         ------       ------       ------       -------        ------       -------
    TOTAL FIXED CHARGES ..........................        7,897       45,089       44,251        30,246        32,958        17,273
RATIO OF EARNINGS TO FIXED CHARGES (4)............         1.14         1.14         1.23          1.25          1.11          0.95

U.S. GAAP (1)
Pre-tax earnings from continuing
operations (2) ...................................                     4,598        6,617         4,216        (5,319)
Add: Fixed charges ...............................                    45,032       44,220        30,211        26,307
                                                         ------       ------       ------       -------        ------       -------
PRE-TAX EARNINGS BEFORE FIXED CHARGES.............                    49,630       50,837        34,427        20,988
Fixed charges:
    Interest .....................................                    44,178       43,584        29,660        25,773
    Other (3) ....................................                       854          538           551           534
                                                         ------       ------       ------       -------        ------       -------
TOTAL FIXED CHARGES ..............................                    45,032       44,220        30,211        26,307
                                                         ------       ------       ------       -------        ------       -------
RATIO OF EARNINGS TO FIXED CHARGES (5)............                      1.10         1.15          1.14          0.80
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

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(1)   The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for the year ended December 31, 1997 and the quarter ended September 30, 2002 as a GAAP reconciliation was not required for those periods.

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(2)   Pre-tax earnings from continuing operations includes the elimination of subsidiary, associate and minority interest income and the addition of dividends received from associates.

(3)   Other fixed charges is the interest component of rental expense.

(4) The deficiency in the coverage of fixed charges by earnings before fixed charges at December 31, 1997 was CHF 851 million.

(5) The deficiency in the coverage of fixed charges by earnings before fixed charges at December 31, 1998 was CHF 5,319 million.